April 2019

Preliminary Terms No. 1,847

 Registration Statement Nos. 333-221595; 333-221595-01

Dated April 16, 2019

 Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF, which we refer to as the underlyings, on any of the annual determination dates is greater than or equal to 90% of its respective initial level, which we refer to as the respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,674 per $1,000 security (to be determined on the pricing date). If the securities have not previously been redeemed and the final level of either underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to 70% of its respective initial level which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to forego current income and participation in the appreciation of either underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above the respective call threshold level on an annual determination date or the final determination date, respectively. Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective downside threshold level of either underlying will result in a significant loss of your investment, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation of either underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	EURO STOXX 50® Index (the “SX5E Index”) and SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	April 18, 2019
Original issue date:	April 26, 2019 (6 business days after the pricing date)
Maturity date:	April 25, 2023
Early redemption:

If, on any annual determination date, beginning on April 20, 2020, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed early on any early redemption date if the closing level of either underlying is below its respective call threshold level on the related determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 16.85% per annum, to be determined on the pricing date) for each annual determination date, as set forth under “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:	See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.
Downside threshold level:	With respect to the SX5E Index, , which is 70% of its initial level With respect to the XOP Shares, $ , which is 70% of its initial level
Call threshold level:	With respect to the SX5E Index, , which is 90% of its initial level With respect to the XOP Shares, $ , which is 90% of its initial level
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•   If the final level of each underlying is greater than or equal to its respective call threshold level:

At least $1,674 (to be determined on the pricing date)

•   If the final level of either underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

•   If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $974.10 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$0	$1,000
Total	$	$	$
(1)	Selected dealers and their financial advisors will receive a structuring fee of $4 per security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(2)	See “Use of proceeds and hedging” on page 21.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

 Product Supplement for Auto-Callable Securities dated November 16, 2017       Index Supplement dated November 16, 2017       Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Terms continued from previous page:
Initial level:	With respect to the SX5E Index, , which is its closing level on the pricing date With respect to the XOP Shares, $ , which is its closing level on the pricing date
Closing level:

With respect to the SX5E Index, the index closing value for such underlying on any index business day

With respect to the XOP Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:	With respect to the SX5E Index, the closing level on the final determination date With respect to the XOP Shares, the closing level on the final determination date
Adjustment factor:	With respect to the XOP Shares, 1.0, subject to adjustment in the event of certain events affecting the XOP Shares
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, the final level divided by the initial level
CUSIP / ISIN:	61768D6M2 / US61768D6M27
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)*
1st determination date:	4/20/2020	1st early redemption date:	4/27/2020	At least $1,168.50
2nd determination date:	4/19/2021	2nd early redemption date:	4/26/2021	At least $1,337.00
3rd determination date:	4/19/2022	3rd early redemption date:	4/26/2022	At least $1,505.50
Final determination date:	4/18/2023	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 16.85% per annum.

April 2019	Page 2

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Jump Securities with Auto-Callable Feature due April 25, 2023 All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF (the “securities”) do not provide for the regular payment of interest. Instead the securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF on any annual determination date is greater than or equal to its respective call threshold level, for an early redemption payment that will increase over the term of the securities, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to its respective call threshold level, investors will receive a payment at maturity of at least $1,674 per $1,000 security. If the securities have not previously been redeemed and the final level of either underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment. However, if the securities are not redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation in either underlying.

Maturity:	Approximately 4 years
Automatic early redemption:	If, on any annual determination date, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:	The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 16.85% per annum) for each annual determination date, as follows*:
• 1st determination date:	At least $1,168.50
• 2nd determination date:	At least $1,337.00
• 3rd determination date:	At least $1,505.50

*The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the final level of each underlying is greater than or equal to its respective call threshold level:

At least $1,674 (to be determined on the pricing date)

•  If the final level of either underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

•  If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

April 2019	Page 3

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $974.10, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2019	Page 4

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the closing level of each of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF on any annual determination date is greater than or equal to its respective call threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

When each underlying closes at or above its respective call threshold level on any annual determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.  Investors do not participate in any appreciation in either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the annual determination dates.  Consequently, the securities are not redeemed prior to maturity.  On the final determination date, each underlying closes at or above its respective call threshold level.  At maturity, investors will receive a cash payment equal to at least $1,674 per stated principal amount (to be determined on the pricing date).  Investors do not participate in any appreciation in either underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity

This scenario assumes that at least one underlying closes below its respective call threshold level on each of the annual determination dates.  Consequently, the securities are not redeemed prior to maturity.  On the final determination date, at least one underlying closes below its respective call threshold level, but the final level of each underlying is greater than or equal to its respective downside threshold level.  At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000 per security.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that at least one underlying closes below its respective call threshold level on each of the annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

April 2019	Page 5

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level of each underlying on each of the annual determination dates, and the payment at maturity, if any, will be determined by reference to the closing level of each underlying on the final determination date. The actual early redemption payment amounts, initial levels, call threshold levels and downside threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 16.85% per annum) for each annual determination date, as follows:

• 1st determination date:	$1,168.50
• 2nd determination date:	$1,337.00
• 3rd determination date:	$1,505.50
No further payments will be made on the securities once they have been redeemed.
Payment at Maturity

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•  If the final level of each underlying is greater than or equal to its respective call threshold level:

$1,674 (the actual payment at maturity for this scenario will be determined on the pricing date)

•  If the final level of either underlying is less than its respective call threshold level but the final level of each underlying is greater than or equal to its respective downside threshold level:

$1,000

•  If the final level of either underlying is less than its respective downside threshold level:

$1,000 × performance factor of the worst performing underlying.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SX5E Index: 3,500 With respect to the XOP Shares: $30.00
Hypothetical Downside Threshold Level:	With respect to the SX5E Index: 2,450, which is 70% of its hypothetical initial level With respect to the XOP Shares: $21.00, which is 70% of its hypothetical initial level
Hypothetical Call Threshold Level:	With respect to the SX5E Index: 3,150, which is 90% of its hypothetical initial level With respect to the XOP Shares: $27.00, which is 90% of its hypothetical initial level

April 2019	Page 6

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	SX5E Closing Level	XOP Shares Closing Value	Payment (per Security)
1st Determination Date	3,600 (at or above the call threshold level)	$20.00 (below the call threshold level)	--
2nd Determination Date	3,300 (at or above the call threshold level)	$28.00 (at or above the call threshold level)	$1,337.00

In this example, on the first determination date, the closing level of one of the underlyings is at or above its respective call threshold level, but the closing level of the other underlying is below its respective call threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above the respective call threshold level. Therefore, the securities are automatically redeemed on the second early redemption date. Investors will receive a payment of $1,337.00 per security on the related early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in either underlying.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective call threshold level(s) on each of the annual determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	SX5E Index Final Level	XOP Shares Final Level	Payment at Maturity (per Security)
Example 1:	3,300 (at or above its call threshold level)	$28.00 (at or above its call threshold level)	$1,674
Example 2:	2,800 (below its call threshold level but at or above its downside threshold level)	$36.00 (at or above its call threshold level and downside threshold level)	$1,000
Example 3:	4,375 (at or above its call threshold level and downside threshold level)	$15.00 (below its downside threshold level)	$1,000 x ($15.00 / $30.00) = $500
Example 4:	700 (below its downside threshold level)	$22.50 (below its call threshold level but at or above its downside threshold level)	$1,000 x (700 / 3,500) = $200
Example 5:	700 (below its downside threshold level)	$12.00 (below its downside threshold level)	$1,000 x (700 / 3,500) = $200

In example 1, the final level of each underlying is at or above its respective call threshold level. Therefore, investors receive $1,674 per security at maturity. Investors do not participate in any appreciation in either underlying.

In example 2, the final level of one of the underlyings is at or above its call threshold level and downside threshold level, but the final level of the other underlying is below its call threshold level and at or above its downside threshold level. The XOP Shares have increased 20% from the initial level to the final level and the SX5E Index has declined 20% from its initial level to its final level. Therefore, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security. Investors do not participate in any appreciation in either underlying.

In example 3, the final level of one of the underlyings is at or above its call threshold level and downside threshold level, but the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The SX5E Index has increased 25% from its initial level to its final level and the XOP Shares have declined 50% from the initial level to the final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the XOP Shares, which represent the worst performing underlying in this example.

April 2019	Page 7

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

In example 4, the final level of one of the underlyings is below its call threshold level but at or above its downside threshold level, while the final level of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The XOP Shares have declined 25% from the initial level to the final level and the SX5E Index has declined 80% from its initial level to its final level. Therefore, investors receive at maturity an amount equal to the stated principal amount times the performance factor of the SX5E Index, which is the worst performing underlying in this example.

In example 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. The SX5E Index has declined 80% from its initial level to its final level and the XOP Shares have declined 60% from the initial level to the final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the SX5E Index, which is the worst performing underlying in this example.

If the securities are not redeemed prior to maturity and the final level of either underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 70% of the stated principal amount per security and could be zero.

April 2019	Page 8

Morgan Stanley Finance LLC

Jump Securities with Auto-Callable Feature due April 25, 2023

All Payments on the Securities Based on the Worst Performing of the EURO STOXX 50® Index and the SPDR® S&P® Oil & Gas Exploration & Production ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of either underlying is less than its respective downside threshold level of 70% of its initial level, you will be exposed to the decline in the value of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 70% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date if each underlying closes at or above its respective call threshold level on any annual determination date, or to the fixed upside payment at maturity if the securities have not been redeemed and the final level of each underlying is at or above its call threshold level. In all cases, you will not participate in any appreciation of either underlying, which could be significant.

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive an early redemption payment, each underlying must close at or above its respective call threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than 70% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective initial level, call threshold level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the SX5E Index and the share underlying index,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the levels of the underlyings,

o	dividend rates on the stocks constituting the SX5E Index and the S&P® Oil & Gas Exploration & Production Select Industry Index®,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

April 2019	Page 9

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Principal at Risk Securities

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to the adjustment factor,

o	the exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the share underlying index trade, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either underlying at the time of sale is near or below its downside threshold level or if market interest rates rise.

You cannot predict the future performance of either underlying based on its historical performance. The value(s) of one or both of the underlyings may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 70% of the stated principal amount. See “EURO STOXX 50® Index Overview” and “SPDR® S&P® Oil & Gas Exploration & Production ETF Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The securities are linked to the EURO STOXX 50® Index and are subject to risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlyings, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production industry. The stocks included in the S&P® Oil & Gas Exploration & Production Select Industry Index® (the “share underlying index”) and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil

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and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

o	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

o	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

o	consumer confidence;

o	changes in weather patterns and climatic changes;

o	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

o	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

o	the price and availability of alternative and competing fuels;

o	domestic and foreign governmental regulations and taxes;

o	employment levels and job growth; and

o	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the share underlying index to decline during the term of the securities.

▪	Adjustments to the SX5E Index could adversely affect the value of the securities. The publisher of the SX5E Index may add, delete or substitute the stocks constituting the SX5E Index or make other methodological changes that could change the value of the SX5E Index. The publisher of the SX5E Index may discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the payment at maturity on the securities will be an amount based on the closing prices at maturity of the securities composing the SX5E Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SX5E Index last in effect prior to discontinuance of the SX5E Index.

▪	Adjustments to the XOP Shares or the index tracked by the XOP Shares could adversely affect the value of the securities. The investment adviser to the SPDR® S&P® Oil & Gas Exploration & Production ETF, SSgA Funds Management, Inc. (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategies or otherwise, the Investment Adviser may add, delete or substitute the stocks composing SPDR® S&P® Oil & Gas Exploration & Production ETF. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the share underlying index. MSCI may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the level of the share underlying index. MSCI may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities.

▪	The performance and market price of the XOP Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of

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the share underlying index or the net asset value per share of the XOP Shares. The XOP Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the XOP Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of XOP Shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XOP Shares may impact the variance between the performances of XOP Shares and the share underlying index.  Finally, because the shares of the XOP Shares are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the XOP Shares may differ from the net asset value per share of the XOP Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XOP Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the XOP Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XOP Shares, and their ability to create and redeem shares of the XOP Shares may be disrupted. Under these circumstances, the market price of shares of the XOP Shares may vary substantially from the net asset value per share of the XOP Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the XOP Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XOP Shares.  Any of these events could materially and adversely affect the price of the shares of the XOP Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XOP Shares on the final determination date, even if the XOP Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XOP Shares.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XOP Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XOP Shares. However, the calculation agent will not make an adjustment for every event that can affect the XOP Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Not equivalent to investing in the underlyings or the stocks composing the SX5E Index or the share underlying index. Investing in the securities is not equivalent to investing in the underlyings or the stocks that constitute the SX5E Index or the share underlying index. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX5E Index or the share underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.

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If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including taking positions in the XOP Shares and the stocks constituting the SX5E Index or the share underlying index, futures and/or options contracts on the underlyings or the component stock of the share underlying index listed on major securities markets. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of either of the underlyings and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

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▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the call threshold levels, the downside threshold levels, the final levels, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred, whether to make any adjustments to the adjustment factors and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of a closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alternation of Method of Calculation,” “—Calculation Agent and Calculations” and” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG.  Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial level of 1,000 at December 31, 1991.  The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone.  The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.   For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on April 12, 2019:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on 5/17/2018):	3,592.18
Current Index Value:	3,447.83	52 Week Low (on 12/27/2018):	2,937.36
52 Weeks Ago:	3,443.97

The following graph sets forth the daily index closing values of the SX5E Index for the period from January 1, 2014 through April 12, 2019. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SX5E Index for each quarter in the same period. The index closing value of the SX5E Index on April 12, 2019 was 3,447.83. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SX5E Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SX5E Index at any time, including on the determination dates.

SX5E Index Daily Index Closing Values January 1, 2014 to April 12, 2019

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EURO STOXX 50® Index	High	Low	Period End
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter	3,594.85	3,388.22	3,594.85
Fourth Quarter	3,697.40	3,503.96	3,503.96
2018
First Quarter	3,672.29	3,278.72	3,361.50
Second Quarter	3,592.18	3,340.35	3,395.60
Third Quarter	3,527.18	3,293.36	3,399.20
Fourth Quarter	3,414.16	2,937.36	3,001.42
2019
First Quarter	3,409.00	2,954.66	3,351.71
Second Quarter (through April 12, 2019)	3,447.83	3,385.38	3,447.83

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited.  For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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SPDR® S&P® Oil & Gas Exploration & Production ETF Overview

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index®. The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (the “Trust”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at.www.sec.gov.  In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete.

Information as of market close on April 12, 2019:

Bloomberg Ticker Symbol:	XOP	52 Week High (on 10/3/2018):	$44.57
Current Index Value:	$32.46	52 Week Low (on 12/24/2018):	$24.12
52 Weeks Ago:	$36.76

The following graph sets forth the daily closing values of the XOP Shares for the period from January 1, 2014 through April 12, 2019. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XOP Shares for each quarter in the same period. The closing price of the XOP Shares on April 12, 2019 was $32.46. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical performance of the XOP Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XOP Shares at any time, including on the determination dates.

XOP Shares Daily Closing Prices January 1, 2014 to April 12, 2019

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SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP: 78464A730)	High ($)	Low ($)	Period End ($)
2014
First Quarter	71.83	64.04	71.83
Second Quarter	83.45	71.19	82.28
Third Quarter	82.08	68.83	68.83
Fourth Quarter	66.84	42.75	47.86
2015
First Quarter	53.94	42.55	51.66
Second Quarter	55.63	46.43	46.66
Third Quarter	45.22	31.71	32.84
Fourth Quarter	40.53	28.64	30.22
2016
First Quarter	30.96	23.60	30.35
Second Quarter	37.50	29.23	34.81
Third Quarter	39.12	32.75	38.46
Fourth Quarter	43.42	34.73	41.42
2017
First Quarter	42.21	35.17	37.44
Second Quarter	37.89	30.17	31.92
Third Quarter	34.37	29.09	34.09
Fourth Quarter	37.64	32.25	37.18
2018
First Quarter	39.85	32.38	35.22
Second Quarter	44.22	34.03	43.06
Third Quarter	44.52	39.10	43.29
Fourth Quarter	44.57	24.12	26.53
2019
First Quarter	31.61	27.10	30.74
Second Quarter (through April 12, 2019)	32.46	30.16	32.46

This document relates only to the securities offered hereby and does not relate to the XOP Shares.  We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“S&P®”, “SPDR®” and “S&P® Oil & Gas Exploration & Production Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the Securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying Index publisher:	With respect to the SX5E Index, STOXX Limited, or any successor thereof
Share underlying index:	With respect to the XOP Shares, S&P® Oil & Gas Exploration & Production Select Industry Index®
Share underlying index publisher:	With respect to the XOP Shares, Standard & Poor’s Financial Services LLC, or any successor thereof
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption of the securities and the applicable early redemption payment, including specifying the payment date of the applicable amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪ Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

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Principal at Risk Securities

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the XOP Shares, in stocks constituting the SX5E Index or the S&P® Oil & Gas Exploration & Production Select Industry Index® and in futures and/or options contracts on the XOP Shares, the SX5E Index, the S&P® Oil & Gas Exploration & Production Select Industry Index® or their component stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying and, therefore, could increase (i) the value at or above which such underlying must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the final determination date, by purchasing and selling the XOP Shares, the stocks constituting the SX5E Index or S&P® Oil & Gas Exploration & Production Select Industry Index®, futures or options contracts on the XOP Shares, the SX5E Index, the S&P® Oil & Gas Exploration & Production Select Industry Index® or their component stocks listed on major securities markets or by taking positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between

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Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates

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are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will receive a structuring fee of $4 for each security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

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Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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